Exhibit 10.168

Exhibit 10.168 This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Nonqualified Stock Option Contract

THIS NONQUALIFIED STOCK OPTION CONTRACT is entered into effective as of the ___ day of _____, 20__, by and between INTER PARFUMS, INC., a Delaware corporation (the “Company”) and _____________ (“Option Holder”).

W I T N E S S E T H:

1.       The Company, in accordance with the terms and subject to the conditions of the 2016 Stock Option Plan of Inter Parfums, Inc. (the “2016 Plan”) hereby grants to the Optionee as of the date hereinabove set forth, a nonqualified option to purchase an aggregate of _____ shares (the “Shares”) of the common stock, $.001 par value per share, of the Company (the "Common Stock"), at $_____ per share.

2.        Subject to earlier termination as provided in the Plan, the term of this option shall be five (5) years from the date hereof; provided that, such option shall vest and become exercisable to purchase shares of Common Stock as follows: 25% one year after the date of grant, and then 25% on each of the second, third and fourth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the first day of the fifth year from the date of grant.

3.       (a) Subject to the provisions contained in Section 2 hereof, this option may be exercised from time to time in whole or in part prior to the end of the term of the option (but not with respect to less than 100 Shares (unless less than 100 Shares remain to be purchased, then such amount remaining), or fractional Shares), by giving written notice to the Company at its principal office, presently 551 Fifth Avenue, New York, New York 10176, stating that the Option Holder is exercising this option, specifying the number of Shares purchased and accompanied by payment in full of the aggregate purchase price therefor (i) in cash or certified check or (ii) with previously acquired shares of Common Stock or a combination of the foregoing if permitted in the sole discretion of the Company’s Executive Compensation and Stock Option Committee (the “Committee”).

(b) In addition, upon the exercise of this option, the Company may withhold cash and/or Shares to be issued with respect thereto, having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold federal, state and local income taxes or other taxes incurred by reason of such exercise. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any Shares pursuant to this option until all required payments have been made.

4.        This option is not transferable otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or his legal representatives.

5.        Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the employ of, or be associated with, the Company, its Parent or any of its Subsidiaries, or interfere in any way with the right to employment or association of the Optionee with the Company, its Parent or any of its Subsidiaries.

6.       The Option Holder understands that the Shares have been registered for issuance to the Option Holder in Registration Statement No. 333-_____ under the Securities Act of 1933, as amended (the “Act”). Resale to the public by the Option Holder is to be made under Rule 144 under the Act in accordance with the procedure for resale of “affiliate shares” in the absence of a subsequent effective registration statement for the resale of the Shares. Notwithstanding registration under the Act, the Option Holder understands that in accordance with the provisions of the Company’s Code of Business Conduct, (i) the Option Holder must obtain permission from the Company’s Chief Financial Officer prior to any sale of the Shares; and (ii) the use of material non-public information in connection with the sale of the Company’s shares (“Insider Trading”) or the communication of such information to others who use it in trading the Company’s shares (“Tipping”) is strictly prohibited.

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Exhibit 10.168 This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

7.       (a) The Option Holder understands that the Company maintains its internet website at www.interparfumsinc.com which is linked to the SEC Edgar database. The Option Holder can obtain through the Company’s website, free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange as soon as reasonably practicable after the Company has electronically filed with or furnished them to the SEC.

(b) In addition, the Company will cause to be delivered to the Option Holder, upon request to the Company directed to either the Chief Financial Officer or the Controller at the Company’s’ office as set forth in paragraph 3(a) above, either in writing or by telephone (212.983.2640), without charge to the Option Holder, a copy of the documents incorporated by reference into the Registration Statement, other than exhibits (unless such exhibits are specifically incorporated by reference into the Registration Statement).

8.       Notwithstanding anything to the contrary, if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares on any securities exchange, with national securities association or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option, or the issue of Shares thereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee.

9.       (a) The Company and the Option Holder further agree that they will both be subject to and bound by all of the terms and conditions of the 2016 Plan, which is incorporated by reference herein and made a part hereof as if fully set forth herein.

(b) In the event the Option Holder's employment by, or association with, the Company, its Parent or any of its Subsidiaries terminates, or in the event of the death or disability of the Option Holder, the rights hereunder shall be governed by, and made subject to, the provisions of the 2016 Plan.

(c) In the event of a conflict between the terms of this Contract and the terms of the 2016 Plan, then in such event, the terms of 2016 Plan shall govern.

(d) Except as otherwise provided herein, all capitalized terms used herein shall have the same meaning ascribed to them in the 2016 Plan.

(e) The Option Holder agrees that the Company may amend the 2016 Plan and the options granted to the Option Holder under the 2016 Plan, subject to the limitations contained in the 2016 Plan.

10.       This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any executor, administrator or legal representative entitled by law to the Option Holder's right hereunder.

11.       This Contract shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have entered into this Contract effective as of the date first above written.

INTER PARFUMS, INC.

By:
[Name and Title]

[Option Holder name]

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